Exhibit 16.1

66 State Street, Suite 200 Albany, NY 12207-2595

Main	518-449-3171
Fax	518-449-7833
Web	www.uhy-us.com

January 27, 2009

Securities and Exchange Commission 450 Fifth Street, N.W. Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements made by Union Bankshares, Inc., which we understand will be filed with the United States Securities and Exchange Commission pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K report of Union Bankshares, Inc. dated January 27, 2009. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

An Independent Member of UHY International Limited. The UHY Network is a Member of the Forum of Firms.

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